Exhibit 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of December 29, 2015, is between ABE SOUTH DAKOTA, LLC, a Delaware limited liability company (“Borrower”), and AGCOUNTRY FARM CREDIT SERVICES, PCA (“Lender”).

RECITALS:

WHEREAS, Borrower has entered into a Master Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) with Lender, pursuant to which Lender, subject to the terms and conditions contained therein, will and may make loans and other credit accommodations to Borrower; and

WHEREAS, it is a condition precedent to Lender’s making such loans and accommodations to Borrower under the Credit Agreement that Borrower execute and deliver to Lender a security agreement in substantially the form hereof, granting to Lender a lien and security interest in all of Borrower’s personal property; and

WHEREAS, Borrower wishes to grant such security interests to the Lender as herein provided.

AGREEMENT:

In consideration of the promises herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1. Definitions. All capitalized terms which are not defined herein have the meanings provided for in the Credit Agreement. The term “State” as used herein means the State of North Dakota. All terms defined in Article 9 of the Uniform Commercial Code of the State and used herein shall have the same meanings as specified therein. The term “Event of Default” as used herein means any Event of Default described or listed in the Credit Agreement, including the failure of Borrower to pay or perform any of the Obligations within the applicable cure period after such Obligations are due to be paid or performed.

2. Grant of Security Interest. Borrower hereby grants to Lender, to secure the payment and performance in full of all of the Obligations, a security interest in, and pledges and collaterally assigns to Lender, the following properties, assets and rights of Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds (including casualty insurance proceeds) and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money (including without limitation all United States Department of Agriculture payments and

Commodity Credit Corporation payments such as payments related to the bioenergy program described at 7 C.F.R. Part 1424), including without limitation all Material Contracts, insurance claims and proceeds, tort claims, and all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which Borrower possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of Borrower, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics. Notwithstanding the foregoing, the Collateral shall not include any Excluded Property. Lender acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to Borrower’s compliance with Section 4.07.

“Excluded Property” means (i) any permit, license, agreement or asset subject to any such agreement to the extent that the grant of a security interest therein is prohibited by any law or constitutes a breach of, grounds for termination of, or a default under, such permit, license or agreement (other than to the extent that such terms would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any applicable jurisdiction or by any other applicable law or principles of equity), (ii) property owned by the Borrower that is subject to a purchase money Lien or a capital lease permitted under the Credit Agreement if the agreement pursuant to which such Lien is granted (or providing for such capital lease) prohibits or requires the consent of any Person other than the Borrower which has not been obtained as a condition to the creation of any other Lien on such property, and (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, the term “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property); provided, further, the exclusions set forth in the preceding clauses (i) and (ii) shall not apply if such prohibition has been waived or such applicable Person authorized to grant any such permit or license, or such Person party to any such license or agreement, as applicable, has otherwise consented to the creation hereunder of a security interest in such Excluded Property. In addition, with respect to clauses (i) and (ii) above, immediately upon the ineffectiveness, lapse or termination of the provisions of such agreements or laws which prohibit or require the consent of any Person as a condition to the creation or grant by the Borrower of a security interest or Lien thereon or that would be breached or give the other party the right to terminate it as a result thereof, the Borrower shall be deemed to have granted a security interest in, and all of its rights, titles and interests in and to, such Excluded Property.

3. Authorization to File Financing Statements. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the Uniform Commercial Code of the State or any other state for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4. Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of Lender to enforce, Lender’s security interest in the Collateral, Borrower agrees, in each case at Borrower’s own expense, to take the following actions with respect to the following Collateral:

4.01 Notes and Tangible Chattel Paper. If Borrower at any time holds or acquires any notes or tangible chattel paper, Borrower will forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify.

4.02 Deposit Accounts. For each deposit account that Borrower at any time opens or maintains, Borrower will, at Lender’s request and option, pursuant to an agreement in form and substance satisfactory to Lender, cause the depositary bank to agree to comply at any time with instructions from Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Borrower. The provisions of this paragraph do not apply to any deposit account for which Borrower, the depositary bank and Lender have entered into a cash collateral agreement specially negotiated among Borrower, the depositary bank and Lender for the specific purpose set forth therein.

4.03 Investment Property. If Borrower at any time holds or acquires any certificated securities, Borrower will forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower will immediately notify Lender thereof and, at Lender’s request and option, pursuant to an agreement in form and substance satisfactory to Lender, cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of Borrower or such nominee. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Borrower are held by Borrower or its nominee through a securities intermediary or commodity intermediary, Borrower will immediately notify Lender thereof and, at Lender’s request and option, pursuant to an agreement in form and substance satisfactory to Lender, cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Lender to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Lender to such commodity intermediary, in each case without further consent of Borrower or such nominee The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which Lender is the securities intermediary.

4.04 Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, Borrower will promptly notify Lender thereof and, if requested by Lender, will promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Lender, that the bailee holds such Collateral for the benefit of Lender and will act upon the instructions of Lender, without the further consent of Borrower.

4.05 Electronic Chattel Paper and Transferable Records. If Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower will promptly notify Lender thereof and, at the request of Lender, will take such action as Lender may reasonably request to vest control in Lender, under Section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Lender agrees with Borrower that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of control, for Borrower to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to such electronic chattel paper or transferable record.

4.06 Letter-of-Credit Rights. If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower will promptly notify Lender thereof and, at the request and option of Lender, Borrower will, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit.

4.07 Commercial Tort Claims. If Borrower at any time holds or acquires a commercial tort claim not listed on Schedule 8(d), Borrower will immediately notify Lender in a writing signed by Borrower of the brief details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

4.08 Other Actions as to any and all Collateral. Borrower further agrees to take any other action reasonably requested by Lender to insure the attachment, perfection and first priority of, and the ability of Lender to enforce, Lender’s security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, (b) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender and (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

5. Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by Borrower to Lender and securing the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust derogates from any of the rights or remedies of Lender hereunder.

6. Representations and Warranties Concerning Borrower’s Legal Status. Borrower represents and warrants to Lender as follows: (a) Borrower’s exact legal name is that indicated on the signature page hereof, (b) Borrower is a limited liability company organized under the laws of the State of Delaware, (c) Borrower’s organizational identification number is 2272531, (d) Borrower’s federal taxpayer identification number is 46-0417659 and (e) Borrower’s place of business, chief executive office, as well as mailing address is 8000 Norman Center Drive, Suite 610, Bloomington, MN 55437. Borrower hereby certifies that the Taxpayer Identification Number shown in this Section 6 is correct and that Borrower is not subject to backup withholding either because it is exempt, has not been notified that it is subject to backup withholding due to failure of reporting interest or dividends, or the Internal Revenue Service has notified it that it is no longer subject to backup withholding. Borrower is a U.S. person (including U.S. resident alien).

7. Covenants Concerning Borrower’s Legal Status. Borrower covenants with Lender as follows: (a) without providing at least 30 days prior written notice to Lender, Borrower will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Borrower does not have an organizational identification number and later obtains one, Borrower will forthwith notify Lender of such organizational identification number, and (c) Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

8. Representations and Warranties Concerning Collateral, Etc. Borrower further represents and warrants to Lender as follows: (a) Borrower is the owner of the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement, (b) to the extent that any of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State or any other relevant state, Borrower has taken all required acts to ensure that Lender’s security interest in such Collateral is first and prior, (c) none of the account debtors or other persons obligated on any of the Collateral at the date hereof is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) Borrower holds no commercial tort claim except as set forth on Schedule 8(d), or if not held on the date hereof, of which Borrower has given notice to Lender under Section 4.07, and (e) Borrower has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

9. Covenants Concerning Collateral, Etc. Borrower further covenants with Lender as follows: (a) to the extent not delivered to Lender pursuant to Section 4 and subject to Section 9(h) below, any tangible Collateral will be kept at the address of Real Estate which is subject to the Mortgage, and all other Collateral will be kept at Borrower’s chief executive office located at the address provided in Section 6(d) hereof, and Borrower will not remove the Collateral from such locations, without providing at least 30 days prior written notice to Lender, (b) except for the security interest herein granted and liens permitted by the Credit Agreement, Borrower will be the owner of the Collateral free from any lien, security interest or other encumbrance, and Borrower will defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Lender, (c) Borrower will not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than Lender except for liens permitted by the Credit Agreement, (d) Borrower will keep the Collateral in good order and repair, normal wear and tear excepted, and will not use the same in violation of law or any policy of insurance thereon, (e) Borrower will permit Lender, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) Borrower will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) Borrower will operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) Borrower will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales in the ordinary course of business of Borrower and (ii) sales or other dispositions of obsolescent items of equipment and other goods in the ordinary course of business consistent with past practices and permitted by the Credit Agreement.

10. Insurance.

10.01 Maintenance of Insurance. Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that Borrower will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Lender. In addition, all such insurance shall be payable to Lender as loss payee under a standard loss payee clause. Without limiting the foregoing, Borrower will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with electronic data processing coverage, with a full replacement cost endorsement and in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of Borrower; business interruption insurance; and product liability insurance.

10.02 Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $1,000,000, be disbursed to Borrower for direct application by Borrower solely to the repair or replacement of Borrower’s property so damaged or destroyed and (ii) in all other circumstances, be held by Lender as cash collateral for the Obligations. Lender may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as Lender may reasonably prescribe, for direct application by Borrower solely to the repair or replacement of Borrower’s property so damaged or destroyed, or Lender may apply all or any part of such proceeds to the Obligations with the Commitments (if not then terminated) being reduced by the amount so applied to the Obligations.

10.03 Notice of Cancellation, etc. All policies of insurance will provide for at least 30 days prior written cancellation notice to Lender. In the event of failure by Borrower to provide and maintain insurance as herein provided, Lender may, at its option, provide such insurance and charge the amount thereof to Borrower. Borrower will furnish Lender with certificates of insurance and copies policies evidencing compliance with the foregoing insurance provision.

11. Collateral Protection Expenses; Preservation of Collateral.

11.01 Expenses Incurred by Lender. In its discretion, Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if the debtor fails to do so, insurance premiums. Borrower agrees to reimburse Lender on demand for any and all expenditures so made. Lender has no obligation to Borrower to make any such expenditures, and the making thereof will not relieve Borrower of any default.

11.02 Lender’s Obligations and Duties. Anything herein to the contrary notwithstanding, Borrower will remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Borrower thereunder. Lender shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Lender of any payment relating to any of the Collateral, nor shall Lender be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Lender or to which Lender may be entitled at any time or times. Lender’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, is to deal with such Collateral in the same manner as Lender deals with similar property for its own account.

12. Securities and Deposits. Lender may at any time at its option, transfer to itself or any nominee, for Collateral purposes, any securities constituting Collateral, receive any income thereon and if an Event of Default has occurred and is continuing, hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, Lender may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from Lender to Borrower may at any time be applied to or set off against any of the Obligations then due and owing.

13. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default has occurred and is continuing, Borrower will, at the request of Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of Lender in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Lender or to any financial institution designated by Lender as Lender’s agent therefor, and Lender may itself, if an Event of Default has occurred and is continuing, without notice to or demand upon Borrower, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, Borrower will hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Borrower as trustee for Lender without commingling the same with other funds of Borrower and will turn the same over to Lender in the identical form received, together with any necessary endorsements or assignments. Lender will apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Lender to the Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

14. Power of Attorney.

14.01 Appointment and Powers of Lender. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Lender’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement; provided, however, the Lender will not exercise any of the aforementioned rights unless a Default has occurred and is continuing. Without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do at Borrower’s expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to Borrower, the exercise of voting rights with respect to voting securities, which rights may be exercised, if Lender so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that Borrower’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without Borrower’s signature, or a photocopy of this Agreement in substitution for a financing statement, as Lender may deem appropriate and to execute and/or file in Borrower’s name such financing statements and amendments thereto and continuation statements which may require Borrower’s signature.

14.02 Ratification by Borrower. To the extent permitted by law, Borrower hereby ratifies all that said attorneys lawfully do or cause to be done by virtue of this Agreement. This power of attorney is a power coupled with an interest and is irrevocable.

14.03 No Duty on Lender. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and do not impose any duty upon it to exercise any such powers. Lender will be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for Lender’s own gross negligence or willful misconduct.

15. Remedies. If an Event of Default has occurred and is continuing, Lender may, without notice to or demand upon Borrower, declare this Agreement to be in default, and Lender shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose Lender may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Lender may in its discretion require Borrower to assemble all or any part of the Collateral at such location or locations within the jurisdictions of Borrower’s principal office(s) or at such other locations as Lender may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give to Borrower at least 10 Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Borrower hereby acknowledges that 10 Business Days prior written notice of such sale or sales is reasonable notice. In addition, Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Lender’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

16. Standards for Exercising Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section 16 is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this Section 16 shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 16.

17. No Waiver by Lender, etc. Lender shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion will not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, will be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Lender deems expedient.

18. Suretyship Waivers by Borrower. Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable. Lender will have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.02. Borrower further waives any and all other suretyship defenses.

19. Marshaling. Lender will not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment are cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

20. Proceeds of Dispositions; Expenses. Borrower will pay to Lender on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Lender in protecting, preserving or enforcing Lender’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Lender may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to Borrower, and Borrower shall remain liable for any deficiency in the payment of the Obligations.

21. Overdue Amounts. Until paid, all amounts due and payable by Borrower hereunder are a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

22. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. Borrower agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of North Dakota or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court. Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

23. Waiver of Jury Trial. THE PARTIES WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, Borrower waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower (i) certifies that neither Lender nor any representative, agent or attorney of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other loan documents to which Lender is a party, Lender is relying upon, among other things, the waivers and certifications contained in this Section 23.

24. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder are binding upon Borrower and its respective successors and assigns, and will inure to the benefit of Lender and its successors and assigns. If any term of this Agreement is held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Borrower acknowledges receipt of a copy of this Agreement.

25. Counterparts. This document may be executed in two or more counterparts, each of which will be deemed an original for all purposes, and together will constitute one and the same document. A facsimile copy of a signature shall be as binding as an original signature.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

ABE SOUTH DAKOTA, LLC

By:	/s/ Richard R. Peterson
Name:	Richard R. Peterson
Title:	President and Chief Executive Officer

LENDER:

AGCOUNTRY FARM CREDIT SERVICES, PCA

By:	/s/ Randolph L. Aberle
Name:	Randolph L. Aberle
Title:	Senior Vice President

SIGNATURE PAGE TO SECURITY AGREEMENT